                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K


                                Current Report


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



     Date of Report (date of earliest event reported):  December 29, 1995



                       Armstrong World Industries, Inc.
            (Exact name of registrant as specified in its charter)



       Pennsylvania                  1-2116                23-0366390
(State or other jurisdiction      (Commission            (IRS Employer
     of incorporation)            File Number)      Identification Number)


   313 West Liberty Street, P.O. Box 3001, Lancaster, Pennsylvania      17604
             (Address of principal executive offices)                (ZIP Code)


      Registrant's telephone number, including area code:  (717) 397-0611

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS:

          On December 29, 1995, Armstrong World Industries, Inc. (the "Registrant") sold one hundred percent of the stock in its indirect wholly-owned subsidiary, American Olean Tile Company, Inc. ("American Olean"), and contributed $27.6 million in cash, to Dal-Tile International Inc. ("Dal-Tile") in exchange for 37 percent of Dal-Tile's common stock (the "Business Combination"). The Business Combination was effected pursuant to a Stock Purchase Agreement dated as of December 21, 1995, by and among the Registrant and two of its wholly-owned subsidiaries, on the one hand, and Dal-Tile, on the other hand. The Business Combination includes the Registrant's agreement, suject to regulatory approval, to substitute Dal-Tile for the Registrant's 49.99% interest in Recubrimientos Interceramic, S.A. de C.V. ("RISA"), which is American Olean's Mexican joint venture partner. American Olean and RISA manufacture, market and sell ceramic tile and ceramic tile products.

          The consideration received for the shares of American Olean was determined in arms-length negotiations with Dal-Tile. The Business Combination will be accounted for at fair value and the Registrant's 37 percent interest in Dal-Tile will be accounted for by the equity method. Dal-Tile is a leading manufacturer, distributor and marketer of glazed and unglazed tile in North America.

          Pursuant to a Shareholders Agreement dated December 29, 1995 between the Registrant and two of its wholly-owned subsidiaries, on the one hand, and Dal-Tile and AEA Investors, Inc. ("AEA"), on the other hand, the Registrant initially has the right to designate three of the ten members of the Board of Directors of Dal-Tile. The Shareholders Agreement also (i) requires a supermajority vote of the directors for certain extraordinary actions, and
(ii) sets forth various rights with respect to the Dal-Tile shares owned by AEA and by the Registrant, including but not limited to, rights of first refusal, take along rights, tag along rights and registration rights. The Registrant is, however, not aware of any material relationship between it or any of its directors or officers, or between any affiliate or the directors or officers of any affiliate, and Dal-Tile that existed prior to the date of the Business Combination.

          The foregoing is a summary description of the Business Combination and related transactions and is qualified in its entirety by reference to the Stock Purchase Agreement and other exhibits filed with this Form 8-K.

          The Registrant issued a press release announcing the consummation of the Business Combination on January 2, 1996, a copy of which is attached hereto as Exhibit 99.01.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

            It is impracticable to provide the required financial statements at the time of the filing of this report on Form 8-K. The required financial statements will be filed in an amendment to this report as soon as is practicable but not later than 60 days after January 13, 1995.

     (b)  PRO FORMA FINANCIAL INFORMATION.

            In order to accurately reflect the transactions for which this report is filed, the pro-forma financial information reflecting the disposition of American Olean will be combined with the pro-forma financial information reflecting the Registrant's acquisition of 37 percent of Dal-Tile. As a result, it is impracticable to

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          provide the required pro forma financial information at the time of the filing of this report on Form 8-K. The required pro-forma financial information will be filed in an amendment to this Form 8-K as soon as practicable but not later than 60 days after January 13, 1996.


     (c)  Exhibits.

Exhibit No.                      Description                        Reference
-----------                      -----------                        ---------
   2.01        Stock Purchase Agreement, dated as of December     Filed herewith
               21, 1995, by and among Dal-Tile, on the one
               hand, and the Registrant, Armstrong Cork
               Finance Corporation ("ACFC") and Armstrong
               Enterprises, Inc. ("AEI"), on the other hand.

   99.01       Press Release dated January 2, 1996.               Filed herewith

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            ARMSTRONG WORLD INDUSTRIES, INC.


Dated: January 16, 1996                     By: /s/ L.A. Pulkrabek
                                                ---------------------------
                                                L.A. PULKRABEK
                                                Senior Vice President,
                                                Secretary and General Counsel

                                 Exhibit Index
                                 -------------

Exhibit No.                  Description                Sequential Page No.
-----------                  -----------               ---------------------
   2.01      Stock Purchase Agreement by and       Filed herewith at page 6.
             among Dal-Tile, on the one hand,
             and the Registrant, Armstrong
             Cork Finance Corporation ("ACFC")
             and Armstrong Enterprises, Inc.
             ("AEI") on the other hand, dated
             as of December 21, 1995.

   99.01     Press Release dated January 2, 1996.  Filed herewith at page 109.